Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/AMENDMENT 4

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

ASIARIM CORP. AKA UN MONDE INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Nevada	83-0500896
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5689 Condor Place

Mississauga ON

L5V 2J4 Canada

Westagate Mall

(Address of Principal Executive Offices) (Zip Code)

1-905-962-0823

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ASIARIM CORP.

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

i

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “ARMC" and “our Company” refer to Asiarim Corp., a Nevada corporation. Asiarim Corp. is a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that is business plan is to engage in a merger or acquisition with an unidentified company, or other entity or person. A blank check company:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. Our officers and directors reside in Canada and are citizens of China. There is a reciprocal arrangement between Canada and the United States regarding recognition or enforcement of civil judgments. However, the investor will incur additional costs to pursue a judgment in Canada and the Canadian courts may deny enforcement of the judgment.

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that protect investor’s rights.

Legal claims, including federal securities law claims, against China-based Issuers, or their officers, directors, and gatekeepers, may be difficult or impossible for investors to pursue in U.S. courts. Even if an investor obtains a judgment in a U.S. court, the investor may be unable to enforce such judgment, particularly in the case of a China-based Issuer, where the related assets or persons are typically located outside of the United States and in jurisdictions that may not recognize or enforce U.S. judgments. If an investor is unable to bring a U.S. claim or collect on a U.S. judgment, the investor may have to rely on legal claims and remedies available in China or other overseas jurisdictions where the China-based Issuer may maintain assets. The claims and remedies available in these jurisdictions are often significantly different from those available in the United States and difficult to pursue. An investor could lose their entire investment and incur legal costs if unable to enforce their judgment.

The following disclosures are based on operations being located in China. As of this time, the Company has not committed to any China operations. Our officers and directors reside in Canada and may decide that operations will be located in their place of residence.

Our operations, may or may not, be in China. If we decide to base our operations in China, legal claims, including federal securities law claims, against China-based Issuers may be difficult or impossible for investors to pursue in U.S. courts. Even if an investor obtains a judgment in a U.S. court, the investor may be unable to enforce such judgment, particularly in the case of a China-based Issuer, where the related assets or persons are typically located outside of the United States and in jurisdictions that may not recognize or enforce U.S. judgments. If an investor is unable to bring a U.S. claim or collect on a U.S. judgment, the investor may have to rely on legal claims and remedies available in China or other overseas jurisdictions where the China-based Issuer may maintain assets. The claims and remedies available in these jurisdictions are often significantly different from those available in the United States and difficult to pursue.

Recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, may impact the company’s ability to conduct its business, accept foreign investments, or list on an U.S. or other foreign exchange.

These risks are highlighted below and in Item 1A. Risk Factors.

The Company does not have a variable interest entity at this time and may, or may not, decide to base their operations in China.

ii

The Company is currently organized under the operating structure of the public entity, Asiarim Corp., incorporated in the state of Nevada. ARMC may conduct operations in China and may acquire Chinese companies as subsidiaries to carry out its plan of operation.

The Company is not currently organized under a variable interest entity (VIE) creating a question of whether China’s Foreign Investment Law (FIL) prevents foreign ownership in our company. We will continue to monitor the changes in FIL, and the Company may consider migrating to a VIE structure to continue receiving participation from foreign investors.

The VIE structure consists of at least three core entities: a Chinese company with legitimate operations (referred to as the VIE); a wholly foreign-owned enterprise established as an intermediary in China; and an offshore shell company that lists on a U.S. or other foreign exchange.

The VIE structure enables a Chinese company to list on an overseas stock exchange, such as OTC Markets, because direct ownership in the shares of the Chinese company is restricted by China’s laws. To expand upon this, a Chinese company sets up an offshore shell company for overseas listing purposes that allows foreign investors to buy into the stock. The shell company is not the Chinese operating company and does not hold the assets of the operating company.

The Chinese government could rule that the structure is against public policy and this ruling would likely result in a material change in our contemplated operations. The VIE agreement structure has not been tested in a court of law. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under PRC law.

In addition, if any third parties claim any interest in such shareholders' equity interests in our VIEs, our ability to exercise shareholders' rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our VIEs and third parties were to impair our control over our VIEs, our ability to consolidate the financial results of our VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

We may lose the ability to use and enjoy assets held by our VIEs that are critical to the operation of our business if our VIEs declare bankruptcy or become subject to a dissolution or liquidation proceeding. Our VIEs will hold certain assets that may be critical to the operation of our business. If the shareholders of our VIEs breach the contractual arrangements and voluntarily liquidate our VIEs, or if our VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities. This could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our VIEs undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

The Chinese government could rule in the future, that the structure is against public policy and this ruling would likely result in a material change in our contemplated operations. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common stock.

We will continue to monitor the changes in FIL, and ARMC may consider migrating to a VIE structure to continue receiving participation from foreign investors.

iii

If and when, the majority of our contemplated operations are to be in China, the Chinese government could rule that the structure is against public policy and this ruling would likely result in a material change in our contemplated operations. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

China may be subject to considerable degrees of economic, political and social instability. Investments in securities of Chinese issuers involve risks that are specific to China, including regulatory, liquidity and enforcement risks.

Regulatory cycles are not uncommon in China. Policy and regulatory scrutiny should be seen as ongoing risks when it comes to investing in China. We are not currently engaged in a VIE structure, however that could change moving forward.

We are subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions jurisdictions when we implement our contemplated business plan. Considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. As we implement our contemplated business plan and expand into new cities or countries or as we add new products and services to our platform, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our contemplated business and results of operations.

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital. This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede their ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

A more detailed discussion on the risks of investing in Chinese companies can be found in Item A. Risk Factors

If and when, our contemplated operations are to be in China, we may be governed by the China Securities Regulatory Commission (CSRC), Cyber Administration of China (CAC) and The Ministry of Education of the People’s Republic of China.

CAC oversees data security and recently revised its laws to include operators that possess personal information for over one million individuals would be subject to cybersecurity review when listing of foreign exchanges. Personal information is defined in Article76(5) of Cybersecurity Law as various information which is recorded in electronic or any other form and used alone or in combination with other information to recognize the identity of a natural person, including but not limited to name, date of birth, ID number, personal biological identification information, address and telephone number of natural persons.

As we have not implemented our business plan, ARMC does not meet the criteria to trigger the CAC revised rule. However, we may, upon executing our business model, be subject to CAC rules and regulations. Our operations could be suspended if the CAC finds we are in violation of data security laws.

The CRSC oversees China's nationwide centralized securities supervisory system, with the power to regulate and supervise securities issuers, as well as to investigate, and impose penalties for illegal activities related to securities and futures. Domestic companies that seek to offer and list securities in overseas markets shall fulfill the filing procedure with the securities regulatory agency under the State Council and report relevant information. Specific measures regarding the filing procedure shall be prescribed by the securities regulatory agency under the State Council.

ARMC may subject to CRSC rules and regulations if we acquire a company located in China. As such, we may be required to obtain CRSC approval to offer securities to foreign investors and would be subject to continued compliance. At this time, we have not implemented our contemplated business plan and are not required to obtain approval from CRSC.

If, in the future, we are required to obtain CRSC approval and we fail to complete the filing procedures or become noncompliant, our business operations could be suspended and our stock could be worthless. In addition, the CRSC could deny us permission as an issuer to foreign investors if it is ruled that VIE’s are illegal.

iv

The Ministry of Education of People’s Republic of China (“MEPRC”) is the agency of the State Council that oversee education throughout the country. ARMC will be subject to MEPRC regulation.

Laws in China regulating the system of education include the Regulation on Academic Degrees, the Compulsory Education Law, the Teachers Law, the Education Law, the Law on Vocational Education, and the Law on Higher Education. MEPRC will also continue to review the VIE structure and may rule that this structure is illegal in the future.

Our curriculum, teachers, and facilities will be subject to inspection and require approval by MEPRC to operate. If, in the future, we become noncompliant with MEPRC rules, our business operations could be suspended.

The CRSC, CAC and MEPRC are working to ensure compliance and protection of foreign investors. ARMC could be delisted as a result of not complying with any one of these regulatory agencies and could completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

If and when, our contemplated operations are to be in China, ARMC may be required to comply with CRSC, CAC and MERPC rules and regulations. Our operations may be required to receive permission from these entities to conduct business. As of this time, we have not received the requisite permissions from CAC, CSRC and the MEPRC.

ARMC has not implemented its contemplated business plan but may conduct operations in China and may acquire Chinese companies as subsidiaries to carry out its plan of operation. Daily operations in PRC include curriculum training, selling our program, hiring labor forces, and R&D. Cash associated with these activities will circulate in PRC in the form of local currency. Activities such as raising capital to support PRC operations, hiring employees, paying for working capital, and paying out dividends will involve cross-border payments. As of this date, we have not made transfers, dividends, or distributions and have not implemented a cross border payment a cross border payment system.

As of the current date, the Company does not have any subsidiaries or VIEs in China or other countries. The Company has not distributed any cash dividends or made any cash distributions.  The Company is not subject to restrictions and limitations on ability to distribute earnings from its businesses, including subsidiaries and/or consolidated VIEs, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements.

However, if the Company acquires a company based in China, the Company may be subject to China's foreign exchange regulations on distributions of earnings from businesses, including subsidiaries and/or consolidated VIEs, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the PRC State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC subsidiaries in China may be used to pay dividends. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the Company needs to obtain SAFE approval to use cash generated from the operations of PRC subsidiaries to pay off respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped-up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting processes are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currencies to satisfy foreign currency demands, the Company may not be able to pay dividends in foreign currencies to shareholders, including holders of the Company’s shares of Common Stock and Preferred Stock.

In addition, the PRC Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.”

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate the auditor of a company that we may target for a business combination, as a result an exchange may determine to delist our securities.

v

Item 1.	Business

(a) Business Development

The Company was organized under the laws of the State of Nevada on June 15, 2007, under its current name. The Company was a development stage company with the goal of acquire private corporations that are involved in education and management services offering private, distinguished, specialized, and internationalized education to international students in schools.

Prior to 2012, the Company engaged in the computer electronics business as it completed the acquisition of Commodore.

Business operations for Asiarim Corp. and its subsidiaries were abandoned by former management and a custodianship action, as described in the subsequent paragraph, was commenced in 2016. The Company filed its last 10Q in 2011, this financial report included liabilities and debts. As of the date of this filing, these liabilities and debts have been addressed and the legal opinion for debt write off is attached as an Exhibit.

On May 5, 2016, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Bryan Glass (“Mr. Glass”, the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

The court awarded custodianship to Mr. Glass based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, Ms. Glass was appointed sole officer and director.

The Company was severely delinquent in filing annual reports for the Company’s charter. The last annual report was filed on September 30, 2010 in on Form 10-K. In addition, the company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company filed its last 10Q for quarter ending June 30, 2011, and was out of compliance with Exchange Act reporting. Mr. Glass attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success.

Mr. Glass was a shareholder in the Company and applied to the Court for an Order appointing Brian Glass as the Custodian. This application was for the purpose of reinstating ARMC’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

Mr. Glass performed the following actions in its capacity as custodian:

•	Funded any expenses of the company including paying off outstanding liabilities

•	Brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent

•	Appointed officers and directors and held a shareholders meeting

The Custodian paid the following expenses on behalf of the company:

Nevada Secretary of State for reinstatement of the Company, $3,925

Transfer agent, Island Stock Transfer, $9,100

Amended and Restated Articles of Incorporation for the Company, $175.

Upon appointment as the Custodian of ARMC and under its duties stipulated by the Nevada court, Mr. Glass took initiative to organize the business of the issuer. As Custodian, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. Mr. Glass also had authority to enter into contracts and find a suitable merger candidate. Mr. Glass was compensated for its role as custodian in the amount of 40,000,000 shares of Restricted Common Stock. SCC did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on November 9, 2016.

On January 30, 2019, Mr. Glass entered into a Stock Purchase Agreement with Asia Gateway Capital Ltd.*, whereby Asia Gateway Capital Ltd. purchased 40,000,000 shares of Restricted Common Stock. These shares represent the controlling block of stock. Mr. Glass resigned his position of sole officer and director and appointed Ci Zhang as CEO and Director of the Company. Mr. Glass also appointed ChangJun Xue as CFO, Treasurer and Director and Bing Qing Xie as Secretary and Director.

*Asia Gateway Capital Ltd. is controlled by Jamie Liu.

1

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

(b) Business of Issuer

Asiarim Corp. is a developmental stage company, incorporated under the laws of the State of Nevada on June 15, 2007. Our plan of business has not been implemented but will incorporate the acquisition of private corporations involved in education and management services offering private, distinguished, specialized, and internationalized education to international students in schools.

The Company changed its name in Nevada, the state of domicile, to Un Monde International Ltd.

At present financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the acquisitions.

All statements involving our business plan are forward looking statements and have not been implemented as of this filing.

The Company is moving in a new direction, statements made relating to our business plan are forward looking statements and we have no history of performance and have not implemented our business plan. Current management does not have any experience in acquisition of international educational companies but is actively looking for a suitable person to incorporate into the management team.

We feel that our contemplated business plan addresses the need for additional development in the education industry.

Our contemplated business is within the industry of educating international students, so they have the tools to contribute and thrive in an interdependent world. Our vision incorporates the spirit of social responsibility, not only on a local community basis but also on a global scale. We will achieve this through multilingual education and critical thinking so the student may integrate into any cultural situation.

The impact of social distancing requirements due to Covid-19 has accelerated already robust global growth in online education, a trend many expect to continue even after Covid-19 restrictions are lifted.

As governments in China attempt to reduce the cost of studying abroad, providing such opportunities in a cost-effective way has become the focus for leading educational institutions. In a post-Covid world, online education is far and away now the ideal solution.

International education is generally taken to include

•	Traditional curriculum (math, sciences, languages)
•	Knowledge of other world regions & cultures;
•	Familiarity with international and global issues;
•	Skills in working effectively within global or cross-cultural environments, and using information from different sources around the world;
•	Ability to communicate in multiple languages; and
•	Dispositions towards respect and concern for other cultures and peoples.

The Company intends to implement its business plan upon raising capital. Subject to available capital, the Company intends to invest in:

Development

•	Formal and informal education curriculum
o	Training, exchange programs, cross-cultural communication

2

Implementation

•	Promoting international understanding/international-mindedness and/or global awareness/understanding
•	Being active in global engagement/global or world citizenship
•	Increasing intercultural understanding and respect for difference
•	Encouraging tolerance and commitment to peace

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into definitive agreements. In our continued efforts to analyze potential business plan, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion or new technology;
•	Competitive position as compared to other schools of similar size and experience within the education segment as well as within the industry as a whole;
•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;
•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;
•	The extent to which the business opportunity can be advanced in the marketplace; and
•	Other relevant factors

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and completing our business plan.

We are unable to predict when we will, if ever, identify and implement our business plan. We anticipate that proposed business plan would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

As of the time of this filing, the Company has not implemented its business plan.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate our business structure and complete our business plan, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective international education program that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

3

Competition

Our company expects to compete with many countries in the international education industry. In addition, there are several competitors that are larger and more profitable than ARMC. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes. We believe that diligently establishing and expanding our funding sources will establish us in an already established industry. Additionally, we expect that establishing our product offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new students entering the international education marketplace, thereby further mitigating the impact of competition on our future operations and results.

Compliance with education standards and guidelines will increase development costs and the cost of operating our business. In turn, we may not be able to meet the competitive price point for our education curriculum dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will be able to implement our business plan and have no merger candidates as of the time of this filing.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

Employees

As of March 31, 2021, we had one officer, three directors and no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Contemplated Business Plan

Our contemplated business plan involves a number of very significant risks. Our future business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

4

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. Our officers and directors reside in Canada. There is a reciprocal arrangement between Canada and the United States regarding recognition or enforcement of civil judgments. However, the investor will incur additional costs to pursue a judgment in Canada and the Canadian courts may deny enforcement of the judgment.

The following disclosures are based on operations being located in China. As of this time, the Company has not committed to China operations. Our officers and directors reside in Canada and may decide that operations will be located in their place of residence.

ARMC may implement a VIE structure in the future if our operations are located in China. The VIE agreement structure has not been tested in a court of law. If the PRC government determines that the contractual arrangements constituting part of our VIE structure does not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares may decline in value or be worthless if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries that may conduct all or substantially all of our operations.

Our Auditor is U.S based and registered with the PCAOB so Our Company is Subject to PCAOB Inspections

The Holding Foreign Companies Accountable Act (“HFCAA”) became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years.

The HFCAA requires the SEC to identify registrants that have retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

•	Is located in a foreign jurisdiction; and
•	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction
•	As reflected on the PCAOB's website, the PCAOB is currently unable to inspect or investigate accounting firms due to a position of the local authority in two jurisdictions: China and Hong Kong

If our PCAOB auditor is unable to inspect the issuer's public accounting firm for three consecutive years, the issuer's securities are banned from trade on a national exchange or through other methods. The United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years. As a result, our securities could be delisted rendering our stock worthless as a result of "non-inspection" by the PCAOB.

On December 2, 2021, the following amendments to the HCFAA were adopted by the Securities and Exchange Commission:

Consistent with the HFCAA, the final amendments require Commission-Identified Issuers to submit documentation to the SEC through the EDGAR system on or before its annual report due date that establishes that it is not owned or controlled by a governmental entity in its public accounting firm’s foreign jurisdiction. The final amendments also require a Commission-Identified Issuer that is also a “foreign issuer,” as defined in Exchange Act Rule 3b-4, to provide certain additional specified disclosures in their annual report for itself and its consolidated foreign operating entity or entities, including any variable-interest entity or similar structure that results in additional foreign entities being consolidated in the registrant’s financial statements.

The required disclosures include:

•	During the period covered by the form, the registered public accounting firm has prepared an audit report for the issuer;
•	The percentage of the shares of the issuer owned by governmental entities in the foreign jurisdiction in which the issuer is incorporated or otherwise organized;
•	Whether governmental entities in the applicable foreign jurisdiction with respect to that registered public accounting firm have a controlling financial interest with respect to the issuer;
•	The name of each official of the Chinese Communist Party who is a member of the board of directors of the issuer or the operating entity with respect to the issuer; and
•	Whether the articles of incorporation of the issuer (or equivalent organizing document) contains any charter of the Chinese Communist Party, including the text of any such charter.

5

The SEC will identify a registrant as a Commission-Identified Issuer as early as possible after the registrant files its annual report and on a rolling basis. The SEC will “provisionally identify” a registrant as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA. For 15 business days after this provisional identification, a registrant may email the SEC if it believes it has been incorrectly identified, providing evidence supporting its claim. After reviewing the information, the registrant will be notified whether the SEC will “conclusively identify” the registrant as a Commission-Identified Issuer.

If the registrant does not contact the SEC to dispute the provisional identification within 15 business days, the SEC will conclusively identify the registrant as a Commission-Identified Issuer. The SEC will publish a list on its website identifying Commission-Identified Issuers, indicating the number of years a Commission-Identified Issuer has been published on the list, and noting whether the Commission-Identified Issuer has been subject to any prior trading prohibitions.

CHJI could be subject to its securities being prohibited from trading. The enactment of the Accelerating Holding Foreign Companies Accountable Act would reduce the time before our securities may be prohibited from trading or delisted.

The HFCAA requires the SEC to prohibit the trading of the securities of certain Commission Identified Issuers on a national securities exchange or through any other method that is within the jurisdiction of the SEC to regulate, including through over-the-counter trading. As a result, the SEC will impose an initial trading prohibition on a registrant as soon as practicable after it is conclusively identified as a Commission-Identified Issuer for three consecutive years.

If the SEC ends the initial trading prohibition and, thereafter, the registrant is again determined to be a Commission-Identified Issuer, the SEC will impose a subsequent trading prohibition on the registrant for a minimum of five years. To end an initial or subsequent trading prohibition, a Commission-Identified Issuer must certify that it has retained or will retain a registered public accounting firm that the PCAOB has determined it is able to inspect or investigate. To make that certification, the Commission-Identified Issuer must file financial statements that include an audit report signed by such a registered public accounting firm.

On December 16, 2021, the PCAOB issued a report on its determinations that the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100 which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA).

Our auditor is in the United States and not subject to the HFCAA ruling. However, if we decide to engage an auditor whose office is located in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China, we will be subject to HFCAA.

Merger & Acquisition Approval is Required

Under the PRC Anti-monopoly Law, merger & acquisitions that meet certain turnover thresholds must notify the State Administration for Market Regulation (SAMR) for merger control clearance and may not be implemented without SAMR’s approval.

ARMC may merge with, or acquire, a target company to commence its contemplated business operations. If our target business meets the threshold for review by SAMR, we will be required to submit an application for approval.

The SAMR utilizes a substantive test for merger review. The substantive test takes into consideration the:

•	Market shares and market control power of the business operators concerned
•	Concentration levels of relevant markets
•	Impact of the concentration on market entry, technological development, consumers and other relevant operators
•	Impact of the concentration on national economic development
•	Foreign investment

6

If the merger or acquisition does not meet the SAMR criteria, our application will be denied.

Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our contemplated business plan is subject to numerous legal and regulatory risks that could have an adverse impact on our contemplated business.

We are subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions where we provide our services. As the carbon neutrality and air purification is still at a relatively early stage of development, new laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to our industry or our business model. As we implement our business plan and expand into new cities or countries or as we add new products and services to our platform, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations.

Risks Related to Access to Information and Regulatory Oversight

PRC Securities Law state that no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC and no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators without Chinese government approval. The SEC, U.S. Department of Justice, and other U.S. authorities face substantial challenges in bringing and enforcing actions against China-based Issuers and their officers and directors. As a result, investors in China-based Issuers may not benefit from a regulatory environment that fosters effective enforcement of U.S. federal securities laws.

Risks Related to Intervention of the Chinese Government

The Chinese government’s significant oversight and discretion over the conduct of the business of any China-based company that we may target, could hinder, or influence our operations at any time. If the Chinese government were to intervene in the target of a contemplated business combination it could result in a material change in our operations. If it were determined that the target is not compliant with Chinese law, we would be prevented from moving forward with our business plan. Such actions could significantly limit our ability to offer or continue to offer securities to investors and cause the value our securities to significantly decline or be worthless.

Risks Related to the Regulatory Environment

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital.

Regarding China based issuers, the Chinese government has made recent statements indicating the intent to exert more oversight and control over offerings that are conducted overseas and relating to foreign investment. The relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.” We have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC governmental authorities.

This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede their ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

7

Limitations on Shareholder Rights and Recourse

Legal claims, including federal securities law claims, against China-based Issuers may be difficult or impossible for investors to pursue in U.S. courts. Even if an investor obtains a judgment in a U.S. court, the investor may be unable to enforce such judgment, particularly in the case of a China-based Issuer, where the related assets or persons are typically located outside of the United States and in jurisdictions that may not recognize or enforce U.S. judgments. If an investor is unable to bring a U.S. claim or collect on a U.S. judgment, the investor may have to rely on legal claims and remedies available in China or other overseas jurisdictions where the China-based Issuer may maintain assets. The claims and remedies available in these jurisdictions are often significantly different from those available in the United States and difficult to pursue.

We are not currently required to comply with regulations and policies of the Cyberspace Administration of China (CAC) because we have not commenced our contemplated business combination in China.

CAC regulates the collection of personal information, which is recorded electronically, or in any other form, to recognize the identity of a natural person. In light of greater oversight regarding the collection of personal information we will be subject to cybersecurity review upon execution of our contemplated business plan.

Our potential business combination, international education and management services, will have operations in China and will be subject to cybersecurity review. We face uncertainties as to whether such clearance can be timely obtained, or at all, and we may incur additional time delays to complete any anticipated acquisitions.

In light of greater oversight by CAC for companies seeking to list on a foreign exchange, target business combinations could be impacted. If CAC determines our target business does not meet its requirements, our ability to implement our business plan will be greatly affected.

If CAC determines that we have violated any portion of PRC laws and regulation, our ability to obtain or maintain permits or licenses required to conduct business in China may be affected. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

If CAC determines that we have violated any portion of PRC laws and regulation, our ability to obtain or maintain permits or licenses required to conduct business in China may be affected. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10-K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities.

8

We have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our contemplated business will operate on a profitable basis.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of our business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business or internally develop our contemplated business. We cannot assure you that we can identify a suitable business combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2020, and 2019 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in our contemplated business combination and our failure to compete effectively may adversely affect our ability to generate revenue

International education is an emerging industry. We believe that existing and new competitors will continue to improve in cost control and performance of their curriculum. We have global competitors and we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our contemplated business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our product, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

Effect of Environmental Laws

We believe we are in compliance with all applicable environmental laws, in all material respects. We do not expect future compliance with environmental laws to have a material adverse effect on our business.

We may not be able to obtain regulatory approvals for our product

Our contemplated business plan is subject to laws and regulations governing development of curriculum, accreditation, and other matters. The Company believes acquisition of already accredited private corporations will mitigate this risk.

All operating plans have been made in consideration of existing scholastic regulations. Regulations that most affect operations are related to curriculums of the private corporations we acquire.

9

We face a number of risks associated with our contemplated business plan, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to complete our contemplated business plan. The risks commonly encountered in implementing our business plan is insufficient revenues to offset increased expenses associated with finding a merger candidate. Failure to raise sufficient capital to carry out our business plan. Additionally, we have no operations at this time so our expenses are likely to increase and it is possible that we may incur substantial debt or convertible debt in order to complete our contemplated business plan, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our contemplated business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our contemplated business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers

At this time, we have no operations and future implementation of our business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete our contemplated business plan, the success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business plan or internally develop a successful business

We are a blank check company and can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will successfully implement our business plan. We cannot guarantee that we will be able to negotiate contracts on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business plan or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $70,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

10

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business acquisition may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers and the loss of their services would have an adverse effect on our business

We have officers and directors of the Company that are critical to our chances for business success. We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our future operations until such time as he or she could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officers, and we do not carry key man life insurance on their lives.

Because we are significantly smaller than the some of our competitors, we may lack the resources needed to capture market share

The international education industry is highly competitive, and our business plan has not been implemented and we are smaller in size than some of our competitors. We are at a disadvantage as a blank check company, we do not have an established business. Many of our competitors have an already established their business, more established market presence, and substantially greater financial, marketing, and other resources than do we. New competitors may emerge and may develop new or innovative products that compete with our anticipated future production. No assurance can be given that we will be able to compete successfully within the international education industry.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

11

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our contemplated business plan

Our management has limited experience in the educational industry and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

Legal disputes could have an impact on our Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our common stock is quoted on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

Our common stock is quoted on the OTC Markets. The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our contemplated business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of July 6, 2021, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately of our 52.6% issued and outstanding shares of common stock. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Risks Related to Our Shareholders and Shares of Common Stock

There is presently no public market for our securities

Our common stock is currently trading on the OTC market, however a robust and active trading market may never develop. Because of our current status as a “shell company,” Rule 144 is not currently available. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

12

Our stock is not liquid, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock increased in liquidity, it is likely that our common stock will remain thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 90,000,000 shares of common stock of which 77,698,333 shares are currently outstanding and 10,000,000 shares of Preferred Stock are authorized, of which 0 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

13

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 10,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

14

Item 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

·	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

·	Define and expand the roles and the duties of our Board of Directors and its committees;

·	Institute more comprehensive compliance, investor relations and internal audit functions;

·	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2021 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Asiarim Corporation is a blank check company and has no operations. Our contemplated business plan includes international education. In summary, ARMC is focused on raising capital for the educational platform. As of this filing, we have not raised any capital and our business is not yet operational.

Results of Operations for Asiarim Corporation —Comparison of the Years Ended December 31, 2019 and 2020

Revenue

We had no revenues from operations during either 2019 or 2020.

15

General and Administrative Expense

General and Administrative Expenses were 5,629 for the year ended December 31, 2020 compared to $2,037 for the year ended December 31, 2019, an increase of $3,592. The expenses consist primarily of transfer agent fees and annual state filing fees.

Stock compensation expense

During the year ended December 31, 2020, we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $5,629 for the year ended December 31, 2020 compared to $2,037 for the year ended December 31, 2019.

Liquidity and Capital Resources

As of December 31, 2020, we had $0 of cash, $7,666 of liabilities and an accumulated deficit of $2,331,376. The Company has working capital deficit of $7,666.

We used nil of cash in operations for the year ended December 31, 2020 and used net cash of $2,037 for the year ended December 31, 2019.

We received net advances from related party of $2,037.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $5,629 and have accumulated stockholders’ deficit of $7,666 as of December 31, 2020. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Item 3.	Properties

We do not own any property and do not pay for office space.

16

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of July 6, 2021, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Amount and Nature of Beneficial Ownership   Percentage of Class

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Mitex Group Ltd*	5,591,533	7.19%
271 Lockhart Rd, Ste 1601
Jie Yang Bldg.
Wanchai Hong Kong

Reunite Investments Inc.	7,173,334	9.23%
24338 El Toro Rd, Unit e
Laguan Woods, CA 92637

Di Pan	11,400,000	14.6%
1005-33 Sheppard Ave
North York, Ontario
M2K 3E5 Canada

Bingqiang Xie	11,400,000	14.6%
1309-8081 Birchmount Rd
Markham, Ontario
L6G 0G5 Canada

Ci Zhang	15,200,000	19.56%
5689 Condor Pl
Mississauga, ON
L5V 2J4 Canada

*Ho Te Hwai is the control person for Mitex Group Ltd and not associated with the Company’s current officers and directors

17

Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Dr. Ci Zhang	39	CEO, President, Director
Bingqiang Xie	25	Secretary, Director
Changjun Xue	55	CFO, Treasurer, Director

Officer Bios

Ci Zhang, Chief Executive Officer (age 39)

Employment History:

CEO and Director of Un Monde International Ltd. - 10/2018 to Present
CEO of One World International School - 10/2018 to Present
Computer/Network Technician in Multi-Tech Computers - 2/2012 to 7/2018

Ci Zhang was appointed President, CEO, and Director of Asiarim Corp. on April 2, 2019. Mr. Zhang has more than 15 years of experience in the education and technology sectors. As a Cisco Certified Network (CCN) Professional, he combines extensive experience in network design and management with strong business management as well as student management, counselling and instructional skills.

As the CEO of Un Monde International Ltd. he has led the development of the school’s unique technology platform that integrates all school functions in a single cloud-based system that leverages the power of Artificial Intelligence and big data.

One World International School is bilingual (Chinese and English) online education platform. Prior to One World, Mr. Zhang Prior to One World, Mr. Zhang held multiple management positions at Multi-Tech Computer Systems in Hamilton, ON leading the design and implementation of computer and local area networks. Before Multi-tech, he served as an instructor teaching students Cisco Network CCN certification courses at Xincon College in Toronto, as well as an International Student Counselor advising on admission and program requirements.

After technical training at Cisco Systems in Beijing, Mr. Zhang obtained a Bachelor of Science form McMaster University in Hamilton, ON. He also holds certifications as a Cisco Certified Network Associate, Expert, and Professional as well as a Microsoft Systems Engineer.

Bingqiang Xie, Director (Age 25)

Employment History:

Director and Secretary of Un Monde International Ltd.– 10/2018 to Present
Director of Sales and Marketing of One World International School 10/2018 to Present
Student at St. Clair College – 9/2015 to 6/2018

18

Bingqiang Xie was appointed Secretary and Director of Asiarim Corp. on April 2, 2019. Mr. Xie is an award-winning software engineer and mechatronics engineer and a former international student at St. Lawrance College. Over the past eight years, Mr. Xie has participated in numerous projects, including developing a heads-up display for testing vehicles for General Motors, developing software for robotics and 3D-printing projects, security systems, wireless locks, and an image decoder.

Mr. Xie has utilized his engineering experience to assist in the development and continued improvement of the Un Monde International platform. As secretary, Mr. Xie is responsible for assuring the company stays in compliance with both regulatory and statutory requirements while also executing the decisions, resolutions and changes put forth by the corporation's Board of Directors. His excellent organizational skills make him well suited for this position.

Changjun Xue, Chief Financial Officer (age 55)

Employment History:

CFO, Treasurer and Director of Un Monde International - 10/2018 to Present

CFO of One World International School - 10/2018 to Present

Harbin Grain Exhange – 2013 to 2018
Consultant in the securities industry prior to 2013

Changiun Xue was appointed CFO, Treasurer, and Director of Asiarim Corp. on April 2, 2019. Mr. Xue has more than 30 years of experience as an executive and consultant in the securities industry and as a business lawyer. Prior to joining One World, Mr. Xue served as President and CEO of the Harbin Grain Exchange for five years after having held the vice-president position for two years. Harbin owns and operates an online spot grain-trading platform.

Before Harbin, he was a consultant to Aijian Securities, a securities firm headquartered in Shanghai that offers brokerage services, investment consulting, asset management, and investment banking. Xue’s work for Aijian followed 11 years as the Deputy General Manager of CITIC Securities, China's largest full-service investment bank. Prior to CITI, he was a lawyer with Shenzhen Business Law.

Mr. Xue has a Bachelor of Law degree from Renmin University of China in Beijing, and a Master of Business Administration degree from the China Europe International Business School (CEIBS). CEIBS is a member of EFMD, the largest international network association in the field of management development.

Mr. Xue’s experience in the legal and securities industry makes him a good fit for Un Monde International Ltd. in the pursuit of continued regulatory compliance.

Item 6.	Executive Compensation

For the past two years, no sole officer or director has received any cash remuneration. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to ARMC and its subsidiaries.

The Company for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

19

Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Bryan Glass is considered a promoter(s) under the meaning of Securities Act Rule 405. Mr. Glass was appointed custodian of the Company and under its duties stipulated by the Nevada court. Mr. Glass took initiative to organize the business of the issuer. As custodian, his duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Mr. Glass was compensated for his role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on November 9, 2016.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

As discussed in Item 1, the Company is deemed a shell company. As disclosed in Item 4, there are several persons, Ci Zhang, Bingquiang Xie, and Di Pan are considered control persons and acquired control of the Company. As discussed in Item 1, Asia Gateway Capital Ltd. purchased 40,000,000 million shares of the Company’s Restricted Common Stock. These shares represent the controlling block of stock and were purchased from Bryan Glass for $120,000.

Ci Zhang is our CEO and President. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

20

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our Common Stock is trading on OTC markets. It is currently quoted on OTC Markets under the symbol ARMC and there is limited liquidity in the public trading market for the class of common equity.

(b) Holders.

As of July 6, 2021, there are approximately 89 holders of an aggregate of 77,698,333 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

Item 10.	Recent Sale of Unregistered Securities

On January 30, 2019, Mr. Glass entered into a Stock Purchase Agreement with Asia Gateway Capital Ltd., whereby Asia Gateway Capital Ltd. purchased 40,000,000 shares of Restricted Common Stock, the controlling block of stock, for the purchase price of $120,000.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ’33 Securities Act. As of this date, the shares have not been registered.

The shares were issued to the following individuals:

Ci Zhang	15,200,000 shares
Di Pan	11,400,000 shares
Bingqiang Xie	11,400,000 shares
Chih Teh Liu	1,000,000 shares
PoayGuan Lee	700,000 shares
Catherine Miao	300,000 shares

On September 30, 2019, the Company entered into a Private Placement Memorandum with Tai Yuet Loy Trading company Ltd. whereby Tai Yet Loy Trading Company Ltd. purchased 500,000 shares of Restricted Common Stock for the purchase price of $50,000.

On September 30, 2019, the Company entered into a Private Placement Memorandum with Fan Ming whereby Fan Ming purchased 1,500,000 shares of Restricted Common Stock for the purchase price of $150,000.

21

On October 3, 2019, the Company entered into a Private Placement Memorandum with Reagan Li whereby Reagan Li purchased 1,000,000 shares of Restricted Common Stock for the purchase price of $100,000.

On October 9, 2019, the Company entered into a Private Placement Memorandum with ILIC Food Corp whereby ILIC Food Corp. purchased 500,000 shares of Restricted Common Stock for the purchase price of $50,000.

On October 9, 2019, the Company entered into a Private Placement Memorandum with Shuk Wan Cheng whereby Shuk Wan Cheng purchased 1,000,000 shares of Restricted Common Stock for the purchase price of $100,000.

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 100,000,000 shares of capital stock, of which 90,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”). As of July 6, 2021, there are 77,698,333 shares of Common Stock.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

At this time there are 10,000,000 shares of Preferred Stock authorized and 0 issued and outstanding.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and Bylaws copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

22

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

23

Item 13.	Financial Statements and Supplementary Data

UN MONDE INTERNATIONAL LTD.
FORMERLY ASIARIM CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

24

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Un Monde International Ltd

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Un Monde International Ltd as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

August 19, 2021

25

UN MONDE INTERNATIONAL LTD.

FORMERLY ASIARIM CORPORATION

BALANCE SHEETS

	December 31	December 31
	2020	2019

Assets
Cash	$–	$–
Total Current Assets	–	–
Other assets	–	–
Total Assets	–	–

Liabilities
Current Liabilities
Accrued expenses	5,629	–
Amount due to related party	2,037	2,037
Total Current Liabilities	7,666	2,037
Total Liabilities	7,666	2,037

Commitment & contingencies	–	–

Stockholders' Deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,698,333 and 76,805,000 issued shares and outstanding, respectively	77,698	76,805
Additional paid-in capital	2,246,012	2,246,905
Accumulated deficit	(2,331,376)	(2,325,747)
Total Stockholders' Deficit	(7,666)	(2,037)
Total Liabilities and Stockholders' Deficit	$–	$–

See accompanying notes to financial statements

26

UN MONDE INTERNATIONAL LTD.

FORMERLY ASIARIM CORPORATION

STATEMENTS OF OPERATIONS

	Years Ended
	December 31	December 31
	2020	2019
Revenues	$–	$–

Operating Expenses
Other Professional Fees	–	700
Other General & Administrative Expense	5,629	1,337
Total Operating Expenses	5,629	2,037

Loss from operations	(5,629)	(2,037)

Other Income (Expenses)
Interest Expense	–	–
Total Other Income (Expenses)	–	–

Net Income (Loss) before Income Taxes	(5,629)	(2,037)

Income Tax Benefit	–	–

Net Income (Loss)	(5,629)	(2,037)

Net Loss per Common Share - Basic and Diluted	$–	$–
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	64,654,066	60,657,941

See accompanying notes to financial statements

27

UN MONDE INTERNATIONAL LTD.

FORMERLY ASIARIM CORPORATION

STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock
		Par Value	Additional Paid-in	Accumulated	Total Stockholders
	Shares	$0.001	Capital	Deficit	Deficit
Balance, December 31, 2018	72,305,000	$72,305	$2,251,405	$(2,323,710)	$–
Issued 4,500,000 shares for proceeds	4,500,000	4,500	(4,500)	–	–
Net loss	–	–	–	(2,037)	(2,037)
Balance, December 31, 2019	76,805,000	$76,805	$2,246,905	$(2,325,747)	$(2,037)
Issued 893,330 shares for proceeds	893,333	893	(893)	–	–
Net loss	–	–	–	(5,629)	(5,629)
Balance, December 31, 2020	77,698,333	$77,698	$2,246,012	$(2,331,376)	$(7,666)

See accompanying notes to financial statements

28

UN MONDE INTERNATIONAL LTD.

FORMERLY ASIARIM CORPORATION

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31	December 31
	2020	2019
Cash Flows from Operating Activities
Net Loss	$(5,629)	$(2,037)
Adjustment to reconcile net loss from operations:
Changes in Operating Assets and Liabilities
Accounts payable and accrued expenses	5,629	–
Net Cash Used in Operating Activities	–	(2,037)

Cash Flows from Financing Activities
Proceeds from related party	–	2,037
Net Cash Provided by Financing Activities	–	2,037

Net Increase (Decrease) in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

See accompanying notes to financial statements

29

UN MONDE INTERNATIONAL LTD

Formerly Asiarim corporation

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

Un Monde International Ltd formerly known as Asiarim Corporation (the “Company”) is a corporation organized under the laws of the State of Nevada on June 15, 2007. The operations of Asiarim Corporation and its subsidiaries were abandoned by former management and a custodianship action was commenced in 2016.

On May 5, 2016, the Eighth District Court of Clark County of Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders.

On March 29, 2019, a change of control occurred with respect to the Company to better reflect its new business direction.

The Company intends to acquire private corporations that are involved in education and management services offering private, distinguished, specialized, and internationalized education to international students in schools.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

30

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

31

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

32

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at December 31 ,2020 of $2,331,376 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock.

For the year ended December 31, 2020, the Company issued 893,330 shares at $0.30 per share for proceeds of $267,999. The proceeds were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital.

For the year ended December 31, 2019, the Company issued 4,500,000 shares at $0.10 per share for proceeds of $450,000. The proceeds were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital.

On October 3, 2016, certain shareholders have entered into an Assignment of Rights agreement with the Company to return 12,764,867 shares of common stock to the Company as treasury stock. However, such shares have not been returned by the shareholders to date and are presented as issued and outstanding.

As of December 31 ,2020, the Company has 77,698,333 shares issued and outstanding.

33

NOTE 5 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The Company has accumulated approximately $2,331,376 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 6 – RELATED PARTY TRANSACTION

Zhang Ci, majority shareholder, director and officer of the Company, have paid certain expenses on behalf of the Company. Such amounts are due on demand and non-interest bearing. The outstanding amount due to related parties was $2,037 and $2,037 as of December 31, 2020 and 2019, respectively.

The proceeds from the share issuance were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital (Refer to Note 4).

NOTE 7 – SUBSEQUENT EVENTS

On October 3, 2016, the Company has entered into an agreement with Mitex Group Limited (“Mitex”) and Reunite Investment Inc. (“Reunite”). Pursuant to the agreement, Mitex and Reunite have agreed to return the outstanding common stock held by them. The outstanding common stock are 5,591,533 and 7,173,334, respectively. Both Mitex and Reunite have represented to the Company that they have lost the certificates and cannot return the stock certificates to the Company for cancellation. Therefore, the cancellation was not completed until July 12, 2021.

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

34

Un Monde International Ltd

FORMERLY Asiarim Corp.

BALANCE SHEETS

Unaudited

	March 31,	December 31,
	2021	2020
Assets
Current Assets
Cash	$–	$–
Total Current Assets	–	–
Total Assets	–	–

Liabilities
Current Liabilities
Accounts payable and accrued expenses	–	5,629
Due to related party	7,666	2,037
Total Current Liabilities	7,666	7,666
Total Liabilities	7,666	7,666

Commitment & contingencies	–	–

Stockholders' Deficit
Common stock, $0.001 par value; 780,000,000 shares authorized; 77,698,333 issued shares and outstanding, respectively.	77,698	77,698
Additional paid-in capital	2,246,012	2,246,012
Accumulated deficit	(2,331,376)	(2,331,376)
Total Stockholders' Deficit	(7,666)	(7,666)
Total Liabilities and Stockholders' Deficit	$–	$–

  See accompanying notes to financial statements

35

Un Monde International Ltd

FORMERLY Asiarim Corp.

STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended		Three Months Ended
	March 31,	March 31,	March 31,	March 31,
	2021	2020	2021	2020
Revenues	$–	$–	$–	$–

Operating expenses
Other general & administrative expense	–	–	–	–
Total operating expenses	–	–	–	–
Loss from operations	–	–	–	–

Other Income (Expenses)
Interest income (expense)	–	–	–	–
Total Other Income (Expenses)	–	–	–	–

Net income (loss) before income taxes	–	–	–	–
Income tax expense	–	–	–	–
Net income (loss)	–	–	–	–

Net loss attributable to common stockholders	$–	$–	$–	$–

Earnings (Loss) per Share - Basic and Diluted	$–	$–	$–	$–
Weighted Average Shares Outstanding - Basic and Diluted	77,698,333	76,939,176	77,698,333	76,939,176
Earnings (Loss) per Share - Basic	$–	$–	$–	$–
Weighted Average Shares Outstanding - Basic	77,698,333	76,939,176	77,698,333	76,939,176

  See accompanying notes to financial statements

36

Un Monde International Ltd

FORMERLY Asiarim Corp.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Three Months Ended March 31, 2021 and 2020

Unaudited

	Common Stock
	Shares	Par Value, $0.001	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2019	76,805,000	$76,805	$2,246,905	$(2,325,747)	$(2,037)
330,000 shares issuance	330,000	330	98,670	–	99,000
Net loss	–	–	–	–	–
Balance, March 31, 2020	77,135,000	$77,135	$2,345,575	$(2,325,747)	$96,963

Balance, December 31, 2020	77,698,333	$77,698	$2,246,012	$(2,331,376)	$(7,666)
Net loss	–	–	–	–	–
Balance, March 31, 2021	77,698,333	$77,698	$2,246,012	$(2,331,376)	$(7,666)

  See accompanying notes to financial statements

37

Un Monde International Ltd

FORMERLY Asiarim Corp.

STATEMENTS OF CASH FLOWS

Unaudited

	Three Months Ended
	March 31,	March 31,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$–	$–
Adjustment to reconcile net loss from operations:
Depreciation & Amortization expense
Changes in operating assets and liabilities
Accounts payable and accrued expenses	(5,629)
Net Cash Used in Operating Activities	(5,629)	–

Cash Flows from Investing Activities
Net Cash Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from (Repayment of) related party payables	5,629	–
Net Cash Provided by Financing Activities	5,629	–

Net Increase (Decrease) in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

Non-Cash Investing and Financing Activities
Dividends accrued on convertible preferred stock	$–	$–
Common stock issued for payment of related party debt	$–	$–
Common stock issued	–	$99,000

  See accompanying notes to financial statements

38

UN MONDE INTERNATIONAL LTD

Formerly Asiarim corporation

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2021 and 2020

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Un Monde International Ltd formerly known as Asiarim Corporation (the “Company”) is a corporation organized under the laws of the State of Nevada on June 15, 2007. The operations of Asiarim Corporation and its subsidiaries were abandoned by former management and a custodianship action was commenced in 2016.

On May 5, 2016, the Eighth District Court of Clark County of Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders.

On March 29, 2019, a change of control occurred with respect to the Company to better reflect its new business direction.

The Company intends to acquire private corporations that are involved in education and management services offering private, distinguished, specialized, and internationalized education to international students in schools.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

39

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

40

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

41

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at March 31 ,2021 of $2,331,376 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock.

For the year ended December 31, 2020, the Company issued 893,333 shares at $0.30 per share for proceeds of $267,999. The proceeds were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital.

For the year ended December 31, 2019, the Company issued 4,500,000 shares at $0.10 per share for proceeds of $450,000. The proceeds were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital.

On October 3, 2016, certain shareholders have entered into an Assignment of Rights agreement with the Company to return 12,764,867 shares of common stock to the Company as treasury stock. However, such shares have not been returned by the shareholders to date.

As of March 31 ,2021, the Company has 77,698,333 shares issued and outstanding.

42

NOTE 5 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The Company has accumulated approximately $2,331,376 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 6 – RELATED PARTY TRANSACTION

Zhang Ci, majority shareholder, director and officer of the Company, have paid certain expenses on behalf of the Company. Such amounts are due on demand and non-interest bearing. The outstanding amount due to related parties was $7,666 and $2,037 as of March 31, 2021 and December 31, 2020, respectively.

The proceeds from the share issuance were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital (Refer to Note 4).

NOTE 7 – SUBSEQUENT EVENTS

On October 3, 2016, the Company has entered into an agreement with Mitex Group Limited (“Mitex”) and Reunite Investment Inc. (“Reunite”). Pursuant to the agreement, Mitex and Reunite have agreed to return the outstanding common stock held by them. The outstanding common stock are 5,591,533 and 7,173,334, respectively. Both Mitex and Reunite have represented to the Company that they have lost the certificates and cannot return the stock certificates to the Company for cancellation. Therefore, the cancellation was not completed until July 12, 2021.

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

43

Un Monde International Ltd

FORMERLY Asiarim Corp.

BALANCE SHEETS

Unaudited

	June 30,	December 31,
	2021	2020
Assets
Current Assets
Cash	$–	$–
Total Current Assets	–	–
Total Assets	–	–

Liabilities
Current Liabilities
Accounts payable and accrued expenses	14,840	5,629
Due to related party	30,923	2,037
Total Current Liabilities	45,763	7,666
Total Liabilities	45,763	7,666

Commitment & contingencies	–	–

Stockholders' Deficit
Common stock, $0.001 par value; 90,000,000 shares authorized; 77,698,333 issued shares and outstanding, respectively.	77,698	77,698
Additional paid-in capital	2,246,012	2,246,012
Accumulated deficit	(2,369,473)	(2,331,376)
Total Stockholders' Deficit	(45,763)	(7,666)
Total Liabilities and Stockholders' Deficit	$–	$–

  See accompanying notes to financial statements

44

Un Monde International Ltd

FORMERLY Asiarim Corp.

STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Revenues	$–	$–	$–	$–

Operating expenses
Other professional fees	11,475	–	11,475	–
Other general & administrative expense	26,622	–	26,622	–
Total operating expenses	38,097	–	38,097	–
Loss from operations	(38,097)	–	(38,097)	–

Other Income (Expenses)
Interest income (expense)	–	–	–	–
Total Other Income (Expenses)	–	–	–	–

Net income (loss) before income taxes	(38,097)	–	(38,097)	–
Income tax expense	–	–	–	–
Net income (loss)	(38,097)	–	(38,097)	–

Net loss attributable to common stockholders	$(38,097)	$–	$(38,097)	$–

Earnings (Loss) per Share - Basic and Diluted	$(0.000)	$–	$(0.000)	$–
Weighted Average Shares Outstanding - Basic and Diluted	77,698,333	77,135,000	77,698,333	77,135,000

  See accompanying notes to financial statements

45

Un Monde International Ltd

FORMERLY Asiarim Corp.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Six Months Ended June 30, 2021 and 2020

Unaudited

	Common Stock
	Shares	Par Value, $0.001	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2019	76,805,000	$76,805	$2,246,905	$(2,325,747)	$(2,037)
Issued 330,000 shares of common stock	330,000	330	98,670	–	99,000
Net loss	–	–	–	–	–
Balance, March 31, 2020	77,135,000	77,135	2,345,575	(2,325,747)	96,963
Net loss	–	–	–	–	–
Balance, June 30, 2020	77,135,000	77,135	2,345,575	(2,325,747)	96,963

Balance, December 31, 2020	77,698,333	$77,698	$2,246,012	$(2,331,376)	$(7,666)
Net loss				–	–
Balance March 31, 2021	77,698,333	77,698	2,246,012	(2,331,376)	(7,666)
Net loss	–	–	–	(38,097)	(38,097)
Balance June 30, 2021	77,698,333	77,698	2,246,012	(2,369,473)	(45,763)

  See accompanying notes to financial statements

46

Un Monde International Ltd

FORMERLY Asiarim Corp.

STATEMENTS OF CASH FLOWS

Unaudited

	Six Months Ended
	June 30,	June 30,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(38,097)	$–
Adjustment to reconcile net loss from operations:
Depreciation & Amortization expense
Changes in operating assets and liabilities
Accounts payable and accrued expenses	9,211	–
Net Cash Used in Operating Activities	(28,886)	–

Cash Flows from Investing Activities
Net Cash Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from (Repayment of) related party payables	28,886	–
Net Cash Provided by Financing Activities	28,886	–

Net Increase (Decrease) in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

Non-Cash Investing and Financing Activities
Dividends accrued on convertible preferred stock	$–	$–
Common stock issued for payment of related party debt	$–	$–
Common stock issued	$–	$99,000

  See accompanying notes to financial statements

47

UN MONDE INTERNATIONAL LTD

Formerly Asiarim corporation

NOTES TO FINANCIAL STATEMENTS

For the six months ended June 30, 2021 and 2020

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Un Monde International Ltd formerly known as Asiarim Corporation (the “Company”) is a corporation organized under the laws of the State of Nevada on June 15, 2007. The operations of Asiarim Corporation and its subsidiaries were abandoned by former management and a custodianship action was commenced in 2016.

On May 5, 2016, the Eighth District Court of Clark County of Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders.

On March 29, 2019, a change of control occurred with respect to the Company to better reflect its new business direction.

The Company intends to acquire private corporations that are involved in education and management services offering private, distinguished, specialized, and internationalized education to international students in schools.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

48

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

49

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

50

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at June 30, 2021 of $2,369,473 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock.

For the year ended December 31, 2020, the Company issued 893,333 shares at $0.30 per share for proceeds of $267,999. The proceeds were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital.

For the year ended December 31, 2019, the Company issued 4,500,000 shares at $0.10 per share for proceeds of $450,000. The proceeds were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital.

51

On October 3, 2016, certain shareholders have entered into an Assignment of Rights agreement with the Company to return 12,764,867 shares of common stock to the Company as treasury stock. However, such shares have not been returned by the shareholders to date.

As of June 30, 2021, the Company has 77,698,333 shares issued and outstanding.

NOTE 5 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The Company has accumulated approximately $2,369,473 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 6 – RELATED PARTY TRANSACTION

Zhang Ci, majority shareholder, director and officer of the Company, have paid certain expenses on behalf of the Company. Such amounts are due on demand and non-interest bearing. The outstanding amount due to related parties was $30,923 and $2,037 as of June 30, 2021 and December 31, 2020, respectively.

The proceeds from the share issuance were provided to the sole director’s and officer’s company as working capital and were recorded as a reduction to additional paid-in capital (Refer to Note 4).

NOTE 7 – SUBSEQUENT EVENTS

On July 12, 2021, the Company cancelled 5,591,533 and 7,173,334 shares of common stock pursuant to an agreement dated October 3, 2016. Pursuant to the agreement, Mitex Group Limited (“Mitex”) and Reunite Investment Inc. (“Reunite”) have agreed to return the outstanding common stock held by them. Both Mitex and Reunite have represented to the Company that they have lost the certificates and cannot return the stock certificates to the Company for cancellation. Therefore, the cancellation was not completed until then.

52

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits

Exhibit Number and Description		Location Reference

3.1	Certificate of Incorporation	Filed with the Company’s Form 10 Amendment No. 1 on September 7, 2021

3.2	By-Laws	Filed with the Company’s Form 10 Amendment No. 1 on September 7, 2021

10.1	Stock Purchase Agreement	Filed with the Company’s Form 10 Amendment No. 1 on September 7, 2021

10.2	Court Custodial Order	Filed with the Company’s Form 10 Amendment No. 1 on September 7, 2021

53

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Asiarim Corp. AKA Un Monde International Ltd.

Date: February 9, 2022	By:	/s/ Ci Zhang_
	Name:	Dr. Ci Zhang
	Title:	CEO

54